UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/24/2013

Stereotaxis, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50884

Delaware	94-3120386
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, MO 63108
(Address of principal executive offices, including zip code)

314-678-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On October 23, 2013, Stereotaxis, Inc. (the "Company") issued a press release (the "Press Release") setting forth preliminary financial results for the third quarter of fiscal year 2013. In addition to the preliminary financial results set forth in the Press Release, additional preliminary financial results for the third quarter of fiscal year 2013 are set forth below:

Gross margin of approximately $6.9 million to $7.7 million

Operating loss estimated to be between $0.6 million and $1.7 million

Net loss of about $50 million, driven by non-cash mark-to-market expense, which was previously disclosed in the Press Release

The financial results in the Press Release and in this Item 2.02 are preliminary and subject to change pending the Company's announcement of definitive results for the third quarter of 2013 and the filing of its Form 10-Q for the third quarter of 2013, which are scheduled for release in November. The preliminary financial results presented in the Press Release and in this Item 2.02 are based solely upon information available to the Company as of October 23 and October 24, 2013, respectively, are not a comprehensive statement of the Company's financial results or positions as of or for the three months ended September 30, 2013, and are subject to change pending the Company's announcement of definitive financial results.

Item 8.01.    Other Events

The information included in Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

Date: October 24, 2013	By:	/s/ Karen Witte Duros
Karen Witte Duros
Sr. Vice President, General Counsel